UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


        Date of Report (Date of earliest event reported) December 1, 2003

             (Exact name of registrant as specified in its charter)
                                DST Systems, Inc.

            (State or other       (Commission        (I.R.S. Employer
             jurisdiction         File Number)      Identification No.)
            of incorporation)

                Delaware             1-14036            43-1581814


                333 West 11th Street, Kansas City, Missouri 64105
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (816) 435-1000

                                 Not Applicable
         (Former name or former address, if changed since last report.)

                                    FORM 8-K
                                DST SYSTEMS, INC.

Item 5  OTHER EVENTS

See attached to this Form 8-K a News Release dated December 1, 2003 concerning the closing of the share exchange transaction among DST Systems, Inc., DST Output Marketing Services, Inc. and Janus Capital Group Inc.

ITEM 7  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.
                  Exhibit No.       Description of Document
                  99.1              News Release dated December 1, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           DST Systems, Inc.

                           /s/ Gregg Wm. Givens
                           Vice President and Chief Accounting Officer

Date: December 2, 2003

                                                               Exhibit 99.1

                DST AND JANUS FINALIZE SHARE EXCHANGE TRANSACTION

KANSAS CITY, MO and DENVER - DST Systems, Inc. (NYSE: DST) and Janus Capital Group Inc. (NYSE: JNS) confirmed today the closing of their previously announced share exchange. Under the terms of the transaction, Janus has exchanged 32.3 million shares of DST common stock for 100% of a wholly owned subsidiary containing both a printing and graphics design business and approximately $999 million. The subsidiary, which was previously part of DST's Output Solutions segment, will be renamed JCG Partners.

The transaction was approved by DST shareholders and each party received opinions from its tax advisor that the transaction should qualify as a tax-free reorganization under Section 355 of the Internal Revenue Code.

"We are pleased to have reduced Janus' ownership stake in DST below 10%," said DST Chief Executive Officer Tom McDonnell. "This transaction achieves a number of important business objectives for DST."

Janus has agreed to give DST proxy voting rights for the remaining 7.4 million (approximately 9% ownership) DST shares that Janus holds. Janus will no longer record any equity earnings from DST in its consolidated financial statements.

"This transaction marks an important step toward creating a more competitive business model for our firm," said Janus Capital Group's Chief Financial Officer Loren Starr. "During the last 12 months, we've consolidated our holding company structure, streamlined our operations by merging Berger growth funds into similar Janus funds and selling Nelson Money Managers and broadened our Janus-branded product offerings in the value and mathematical disciplines."

About DST Systems, Inc.
DST Systems, Inc. (NYSE: DST) provides sophisticated information processing and computer software services and products that help clients improve productivity, increase efficiencies, and provide higher levels of customer service. DST is organized domestically and internationally into three operating segments:
Financial Services, Customer Management, and Output Solutions. DST operates one of the most advanced data centers in the world, which provides information-processing services to support the products within each operating segment. These products are further enhanced through the integration of DST's advanced technology and e-commerce solutions.

About Janus Capital Group, Inc.

Based in Denver, Colorado, Janus Capital Group Inc. is a leading asset manager offering individual investors and institutional clients complementary asset management disciplines through the firm's global distribution network. Janus Capital Group consists of Janus Capital Management LLC, Enhanced Investment Technologies, LLC (INTECH) and Bay Isle Financial LLC. Janus Capital Group owns approximately 9% of DST Systems, Inc. The firm also owns 30% of Perkins, Wolf, McDonnell and Company, LLC.

                                                                * * * *

The information and comments above may include forward-looking statements respecting DST and its businesses. Such information and comments are based on DST's views as of today, and actual results could differ. There could be a number of factors affecting future results, including those set forth in Form 8-K/A dated March 17, 2003 filed by DST with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking comment. The Company will not update any forward-looking statements in this press release to reflect future events.